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                                                                  EXHIBIT NO. 21

                  SUBSIDIARIES OF THE STANDARD PRODUCTS COMPANY

    The following is a list of all subsidiaries of the Registrant as of June 30, 1999.


                                                                   JURISDICTION
                                                                    IN WHICH
                                    NAME                          INCORPORATED
              -----------------------------------------------  -----------------
              Admiral Retread Equipment, Inc.................  Ohio
              Holm Industries, Inc...........................  Indiana
              Itatiaia Standard LTDA.........................  Brazil
              Nisco Holding Company..........................  Delaware
              Nishikawa Standard Company.....................  (1)
              Oliver Rubber Company..........................  California
              Standard Products Brasil Industria E Comercio
              LTDA...........................................  Brazil
              SPB Comercio E Participoes LTDA................  Brazil
              Standard Products Funding Corporation..........  Delaware
              Standard Products Industriel...................  France
              Standard Products Limited......................  United Kingdom
              Standard Products (Canada) Limited.............  Dominion of
                                                               Canada
              Standard Products International, Inc...........  Delaware
              Standard Products de Mexico, S.A. de C.V.......  Mexico(2)
              Standard Products Polska Sp z o.o. ............  Poland
              Stantech, Inc..................................  Delaware
              Westborn Service Center, Inc...................  Michigan
              Union Trucking Company.........................  Michigan
              Standard Products Foreign Sales
              Corporation,LTD................................  Barbados

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(1) A Delaware  General  Partnership  of which the  Registrant is a 50%
partner. This entity is not a consolidated subsidiary.

(2) 70% owned by the Registrant.